UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2012

STEEL PARTNERS HOLDINGS L.P.
(Exact name of registrant as specified in its charter)

Delaware	0-5465	13-3727655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 32nd Floor, New York, New York		10,022
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 520-2300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On October 5, 2012 Barbican Group Holdings Limited (“Barbican”) issued a press release announcing that an entity controlled by Carlson Capital, L.P. had increased its stake in Barbican by acquiring the interests held by entities associated with Steel Partners II, LP.  A copy of the press release is attached as Exhibit 99.1 hereto. The purchaser paid GBP9.7 million to Steel Partners II, L.P. and GBP25.8 million to Steel Partners II Liquidating Trust Series B (the “Liquidating Trust”). Proceeds to Steel Partners Holdings L.P. from these transactions, through its direct interest in Steel Partners II, LP and its indirect interest in the Liquidating Trust, aggregate GBP21 million.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibits
99.1	Press release

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 10, 2012	STEEL PARTNERS HOLDINGS L.P.

	By:	Steel Partners Holdings GP Inc.
Its General Partner

	By:	/s/ Leonard J. McGill.
Leonard J. McGill
SVP, General Counsel & Secretary

Exhibits

Exhibit No.	Exhibits
99.1	Press release